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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934.

PROTECTIVE LIFE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (Jurisdiction of Incorporation or Organization)	95-2492236 (IRS Employer Identification No.)
2801 Highway 280 South Birmingham, AL (Address of Principal Executive Offices)	35223 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Capital Securities due 2066	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-121791

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered

        For a description of the securities to be registered hereunder, reference is made to the information under the heading "Descriptions of Securities We May Sell—Debt Securities" in the Prospectus included in the Registration Statement on Form S-3 (No. 333-121791) of Protective Life Corporation, as supplemented by the information under the heading "Description of the Capital Securities" of the Registrant's related Prospectus Supplement, dated June 28, 2006, filed under Rule 424(b), which information is incorporated herein by reference and made part of this Registration Statement.

Item 2.    Exhibits

99.1	Junior Subordinated Indenture between the Registrant and The Bank of New York, as trustee (as successor to AmSouth Bank, N.A.), dated June 1, 1994 (incorporated by reference to Exhibit 4(h) to the Registrant's Current Report on Form 8-K (File No. 001-11339) filed June 17, 1994).
99.2	Prospectus, dated January 12, 2005, incorporated by reference to the Registrant's Registration Statement on Form S-3 (the "Registration Statement") (File No. 333-121791).
99.3	Prospectus Supplement, dated June 28, 2006, incorporated by reference to the Registrant's filing pursuant to Rule 424(b)(2) under the Registration Statement.
99.4
Supplemental Indenture No. 8 between the Registrant and The Bank of New York, as trustee, dated July 3, 2006 (incorporated by reference to Exhibit 4(ss) of the Registrant's Current Report on Form 8-K (File No. 001-11339) filed on July 3, 2006).
99.5	Form of 7.25% Capital Security of the Registrant (included in Exhibit 99.4).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
By:	/s/ ALLEN W. RITCHIE
	Name:	Allen W. Ritchie
	Title:	Executive Vice President and Chief Financial Officer

DATED: June 30, 2006

EXHIBIT INDEX

Item 2.    Exhibits

99.1	Junior Subordinated Indenture between the Registrant and The Bank of New York, as trustee (as successor to AmSouth Bank, N.A.), dated June 1, 1994 (incorporated by reference to Exhibit 4(h) to the Registrant's Current Report on Form 8-K (File No. 001-11339) filed June 17, 1994).
99.2	Prospectus, dated January 12, 2005, incorporated by reference to the Registrant's Registration Statement on Form S-3 (the "Registration Statement") (File No. 333-121791).
99.3	Prospectus Supplement, dated June 28, 2006, incorporated by reference to the Registrant's filing pursuant to Rule 424(b)(2) under the Registration Statement.
99.4
Supplemental Indenture No. 8 between the Registrant and The Bank of New York, as trustee, dated July 3, 2006 (incorporated by reference to Exhibit 4(ss) of the Registrant's Current Report on Form 8-K (File No. 001-11339) filed on July 3, 2006).
99.5	Form of 7.25% Capital Security of the Registrant (included in Exhibit 99.4).

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SIGNATURE
EXHIBIT INDEX